Exhibit 99.1

FOR IMMEDIATE RELEASE

Nuvectra® Continuing to Support Current Patients with the Algovita® Implant as Company Voluntarily Files for Chapter 11

Court-Supervised Process Has No Impact on Safety or Functionality of Algovita Device;

Company Continuing to Support Physicians

PLANO, Texas – November 12, 2019 – Nuvectra Corporation (NASDAQ: NVTR) (“Nuvectra” or the “Company”), a neurostimulation medical device company, today announced that it has elected to file voluntarily petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the U.S. Bankruptcy Court for the Eastern District of Texas (the “Court”). The Company intends to use this court-supervised process to continue its review of a range of options to maximize value and address its financial obligations. The Board of Directors and management team continue to believe that the Company and its assets have considerable value and are exploring a range of options, including a sale of the Company as a whole, of the Algovita Spinal Cord Stimulation System (“Algovita”), of Virtis® or of specified assets.

Furthermore, Nuvectra is committed to supporting existing patients using Algovita, as well as the physicians, clinicians and facilities treating patients with Algovita. The safety and functionality of Algovita will not be impacted by the court-supervised process. The Company is currently suspending its support of future implants until the Company’s path forward is determined and recommends physicians cease any new implantations, as well as trial procedures and clinical studies in progress, until that time.

Dr. Fred Parks, Nuvectra’s Chief Executive Officer, commented, “Since launching as an independent company, Nuvectra has been investing in our mission to help physicians improve the lives of people with chronic conditions. We were successful in bringing Algovita to market and have opportunities in our pipeline, including Virtis, which we believe will generate value in the future. To fund our innovation and commercialization efforts, the Company took on substantial debt. We have been working to achieve an alternative path forward through our extensive review of options for our business over the past several months. Following constructive discussions with our lenders, the court-supervised process we are starting today will provide us the time and flexibility we need to continue our review, maximize the value of our assets and address our financial obligations.”

Dr. Parks continued, “We are committed to supporting the patients who are using our device and their physicians and clinicians by maintaining a team of clinical specialists and product support specialists.”

Patients or physicians with questions regarding Algovita should contact Nuvectra Customer Service by calling 1-844-727-7897 (or +1-214-618-4980 for calls originating outside the U.S.) and selecting option one or sending an email to support@nuvectramed.com.

The Company has filed a number of customary motions seeking court authorization to support its operations during the court-supervised process, including a consensual cash collateral motion and a motion to pay employee wages and benefits. The Company expects to receive court approval for these requests shortly.

Additional Information

Additional resources for vendors and other outside parties, including court filings and other documents related to the Chapter 11 process, are available on a website administered by Nuvectra’s claims agent, KCC, at http://www.kccllc.net/nuvectra. Information is also available by calling 888-201-2205 (U.S. and Canada) or +1-310-751-1839 (International).

Norton Rose Fulbright US LLP and Dorsey & Whitney LLP are serving as the Company’s legal counsel and Alvarez & Marsal is serving as restructuring advisor.

About Nuvectra Corporation

Nuvectra® is a neurostimulation company committed to helping physicians improve the lives of people with chronic conditions. The Algovita® Spinal Cord Stimulation (SCS) System is our first commercial offering and is CE marked and FDA approved for the treatment of chronic intractable pain of the trunk and/or limbs. Our innovative technology platform also has capabilities under development to support other indications such as sacral neuromodulation (SNM) for the treatment of overactive bladder, and deep brain stimulation (DBS) for the treatment of Parkinson’s Disease.

Cautionary Note Regarding Forward-Looking Statements

This press release contains "forward-looking statements," including statements we make regarding the outlook for Nuvectra as an independent publicly-traded company. Forward-looking statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions, and therefore they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and may be outside of our control. Our actual performance may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Any forward-looking statement made by us is based only on information currently available to us and speaks only as of the date on which it is made. Important factors that could cause our actual results to differ materially from those indicated in the forward-looking statements include: (i) our ability to successfully scale and continue operations during the court-supervised process; (ii) our ability to successfully sell assets or take other steps to maximize value and address our financial obligations under the court-supervised process; (iii) potential adverse effects of the court-supervised process on our liquidity and results of operations; (iv) the potential of adverse rulings in the court-approved process, including the possibility that we may fail to obtain timely approval with respect to the motions we have filed or will file in the future; (v) the risk that motions filed by third parties could protract, or impede our objectives under, the court-supervised process; (vi) employee attrition and our ability to retain management and other key personnel due to distractions and uncertainties, including our ability to provide adequate compensation and benefits during the court-supervised process; (vii) our ability to maintain relationships with suppliers, customers, employees and other third parties and regulatory authorities as a result of the court-supervised process; (viii) the effects of the reorganization petitions on us and on the interests of our various constituents, including holders of our common stock; (ix) the detrimental effect the reorganization petitions could have on our ability to access the capital markets in the future, if desired; (x) the length of time that we will operate under the court-supervised process and the continued availability of operating capital during the pendency of the proceedings; (xi) increased administrative and legal costs related to the court-supervised process and other litigation and inherent risks involved in a reorganization process; (xii) our ability to successfully market Algovita and to develop enhancements or improvements to Algovita; (xiii) the uncertainty and timing of obtaining regulatory approvals in the United States and Europe for our Virtis sacral neuromodulation system; (xiv) the scope of protection for our intellectual property rights covering Algovita and other products using our neurostimulation technology platform, along with any product enhancements or improvements; and (xv) our compliance with all regulatory and legal requirements regarding implantable medical devices and interactions with healthcare professionals. Please see the section entitled “Risk Factors” in Nuvectra’s Annual Report on Form 10-K and in our other quarterly and periodic filings for a description of these and other risks and uncertainties. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investors

Jennifer Kosharek

Chief Financial Officer

investors@nuvectramed.com

Media

Michael Freitag / Nicholas Lamplough / Aaron Palash

Joele Frank Wilkinson Brimmer Katcher

(212) 355-4449